UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 20, 2015

DAVITA HEALTHCARE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 16th Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On Friday, February 20, 2015, after the stock market close, the Centers for Medicare and Medicaid Services (“CMS”) issued its Advance Notice detailing preliminary 2016 Medicare Advantage benchmark payment rates (the “Advance Notice”). CMS has invited public comment on these preliminary rates before releasing final rates on April 6, 2015.

Based upon its preliminary analysis, DaVita Health Care Partners Inc. (the “Company”) estimates that if rates in the Advance Notice were implemented as proposed it would lead to a reduction in Medicare Advantage rates to the Company’s Health Care Partners business (“HCP”) of approximately 4%, or a net impact of approximately $100 million to 2016 operating income. This compares to an industry average rate cut of approximately 0.95% as indicated by CMS in the Advance Notice.

This more significant decline in Medicare Advantage rates for the Company is driven by a larger-than-average decline associated with CMS’ adjustment to the risk model calculation. The proposed move to the 2014 model negatively affects the Company and other providers like us who have differentially invested in wellness and prevention programs for patients with chronic conditions. CMS should incentivize providers and plans to care for the most at-risk beneficiaries; the 2014 model does not do this as it tends to over-predict costs for very low-cost beneficiaries and under-predict costs for very high-cost beneficiaries.

The Advance Notice is a preliminary rule and benchmark rates may be different in the final rule expected to be announced on April 6, 2015. Furthermore, the impact to specific geographies will not be known until the final rate announcement; historically, county-level changes have varied from national rate changes – and may vary in the final rule.

The Company will work with others in the industry to encourage CMS to make appropriate adjustments in the final rule so that population health management will continue to grow as a preferred choice of seniors, growing numbers of whom have opted to enroll in Medicare Advantage.

The information contained in this Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Cautionary Statement

This report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2013, our subsequent quarterly and annual reports and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the CMS 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations and current or potential investigations by various government entities and related government or private-party proceedings and in compliance with the Corporate Integrity Agreement and the related restrictions on our business and operations required by the Corporate Integrity Agreement and other settlement terms, and the financial impact thereof,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, or

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA HEALTHCARE PARTNERS INC.

Date: February 24, 2015

/s/ Kim M. Rivera
Kim M. Rivera
Chief Legal Officer